Exhibit 10.1

MASTER PURCHASE ORDER ASSIGNMENT AGREEMENT

Dated as of September 1, 2015

by and between

[______] (CONTRACTOR)

and

[______] (CONTRACTOR)

and

INERGETICS, INC. (DISTRIBUTOR)

MASTER PURCHASE ORDER ASSIGNMENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of September 1, 2015, by and among ______ (the “______”),______ (“______” and together with ______ collectively, the “Contractors” and each a “Contractors”) and INERGETICS, INC., a Delaware corporation (the “Distributor”) and, together with the Contractors, collectively, the “Parties” with each being a “Party”), as follows:

RECITALS

A.	The Distributor is a distributor of nutritional supplements which are manufactured by third-party manufacturers (each a “Manufacturer”, and, collectively, the “Manufacturers”).

B.	The Parties desire to enter into this Agreement to set forth the terms and conditions of a purchase order assignment program between the Distributor and the Contractors pursuant to which, among other related items (i) the Distributor will assign customer purchase orders to the Contractors, (ii) request the Contractors to pay directly to the Manufacturers the Manufacturer’s cost and expenses to manufacturer, package and ship to the Distributor, or at the Distributor’s option, the customer, the finished goods set forth in the customer purchase orders, (iii) the Contractors shall retain the Distributor to, among other items, warehouse, process, and ship ordered goods to its customers, or arrange for the delivery of goods to the customers, as the case may be, and (iv) fees will be paid to the Distributor for such servicing following payment to the Contractors for the goods.

THEREFORE, in consideration of the payments to be made, and the obligations to be assumed as set forth in this Agreement, and such other consideration, the receipt and sufficiency at which is hereby acknowledged the Parties agree as follows:

1.             DEFINITIONS. In this Agreement, the following terms are defined as set forth in this this Paragraph 1:

(a) The “CERTIFICATE” means the Purchase Order Package Certificate required to be delivered with each written request by the Distributor to the Contractor for an assignment of a purchase order. The form of Certificate is attached to this Agreement as Exhibit “A” and made part hereof.

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(b) With respect to each purchase order submitted for assignment to the Contractors hereunder, the Certificate will define (i) the “PRODUCT” (the end product) to be delivered to the Customer, (ii) the “CUSTOMER” (the business entity/person which issues the purchase order to the Distributor), (iii) the “MANUFACTURER” (the person/entity who will manufacture the Product), (iv) the “Manufacturer’s PREMISES” (the address of the facility or such other facility identified in the Certificate where the Product will be manufactured by the Manufacturer), (v)  the “MANUFACTURER’S PRICE” (the dollar amount confirmed by the Distributor in writing to the Manufacturer, setting forth the aggregate manufacturer’s price to manufacture, package and ship the Product in accordance with the specifications and in the amounts set for the in the Accepted P.O., including, but not limited to, the Manufacturer’s costs and expenses to purchase all materials and packaging necessary to produce the final Product and have such Product delivered to the Distributor’s Facility (or to the Customer, if so requested by the Distributor), (vi) the “P.O. PRICE” (the purchase price to be paid by the Customer for the Products), (vii) the “P.O. DELIVERY DATE” (the date on which Products are to be delivered to the Customer), (viii) the “DISTRIBUTOR’S PREMISES” (the Distributor’s warehouse facilities where the Products will be delivered, held, processed and shipped by the Distributor to the Customer (unless such product is being shipped directly to the Customer, in which event such shall be set forth in the Certificate)) and (ix) the “PRODUCT DELIVERY DATE” (the date on which the Products are to be delivered to the Customer). The term “MANUFACTURER’S SHIPPING NOTICE” shall mean the written notice delivered by the Manufacturer to the Distributor (who shall immediately forward the same to the Contractor or the Contractors, indicating that the Products for a particular Accepted P.O. are completed and ready to be shipped to the Distributor or the Customer, as the case may be. The Distributor is not engaged in the manufacturing business but is engaged in the development, sale, warehousing, processing and distribution of Products.

(c) A purchase order delivered to the Distributor in the ordinary course of its business from a Customer is referred to as a “P.O.” and a P.O. that (x)  meets all of the requirements of Section 3 below and (y) is accepted by the Contractors, is an “ACCEPTED P.O.” The date on which the Contractors deliver written notice to the Distributor of acceptance of the assignment of a P.O. is referred to as the “ACCEPTANCE DATE”. When an Accepted P.O. is made null and void pursuant to this Agreement, it is referred to as a “CANCELED P.O.” Under certain circumstances, when a P.O. is not assignable to the Contractors, the Contractors may accept an assignment of the proceeds of the P.O. and in such cases, the terms P.O. and Accepted P.O. will mean the proceeds of such P.O. or Accepted P.O. as the case may be. The inventory of Products produced by a Manufacturer for satisfaction of a P.O. is referred to as the “P.O. INVENTORY”; the invoice rendered by the Distributor to the Customer upon delivery of Products pursuant to a P.O. is referred to as a “P.O. INVOICE”; and payments received on account of P.O. Invoices (whether paid by the Customer, the Distributor and/or anyone else), are referred to as the “P.O. PROCEEDS”.

(d) “INDEBTEDNESS” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

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(e) “CONTINGENT OBLIGATION” means, as to any person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the person incurring such liability, or the primary effect thereof, is to provide assurance to the oblige of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(f) The Distributor may (and in certain circumstances shall be required to) repurchase an Accepted P.O. pursuant to Paragraph 8(b) of this Agreement. In absence of such repurchase, an Accepted P.O. becomes a “DELINQUENT P.O.” if the P.O. Price is not paid to the Contractors by the earlier of (i) the due date for payment of the P.O. Invoice, (ii) one hundred and twenty (120) days following the Funding Date, or (iii) the date on which the Accepted P.O. is canceled.

(g) “CONTRACTORS’ BANK ACCOUNT” is the bank account or similar account established by the Contractors where all funds required to be sent to the Contractors and/or deposited in an account of the Contractors by the Distributor and/or any other person whether pursuant to this Agreement and/or any other Transaction Document, whether for Contractors to keep, and/or distribute as provided elsewhere herein and/or in any other Transaction Document; and “CONTRACTORS’ BANK” means the bank (or other institution), where the Contractors establish the Contractors’ Bank Account. The Contractors shall inform the Distributor in writing of the name and certain other information regarding the Contractors’ Bank Account and Contractors’ Bank so that all funds required to be deposited into the Contractors’ Bank Account can so be deposited. Such information is set forth on Addendum I attached hereto (or will be provided subsequently to the Distributor). The Contractors at their sole option may, at any time and from time to time, change the Contractors’ Bank and the Contractors’ Bank Account and provide the substantially identical information as set forth in Addendum I to the Distributor as to any new Contractors’ Bank Account and Contractors’ Bank.

(h) The “FUNDING DATE” is the earliest to occur of the date on which the Contractors make their first (x) payment to the Manufacturer of the designated Products in connection with an Accepted P.O., and (y)  advance of funds in connection with and/or related to an Accepted P.O. (whether to the Distributor or any other person. The “CLEARANCE DATE” is the date on which the Contractors (or the Contractors’ Bank) have received full payment of the P.O. Price in connection with an Accepted P.O. in immediately available funds in U.S. dollars.

(i) The Distributor will perform its obligations in accordance with the “DISTRIBUTOR’S SPECIFICATIONS” which are set forth on Exhibit “B” attached hereto and will be paid a “DISTRIBUTOR’S FEE”, computed in accordance with Section 7(c). The Distributor’s obligations are secured pursuant to and in accordance with the terms of a “SECURITY AGREEMENT” described in Section 10 below.

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(j) The Contractors will be paid (i) “COMMITMENT FEE” (computed and paid pursuant to Paragraph 6 below), the (ii) “CONTRACTORS’ DEAL FEES” (computed and paid pursuant to Paragraph 7 below), and (iii) “CONTRACTORS’ EXPENSES” (computed and paid pursuant to Paragraph 9 below).

(k) “PRIOR NOTES” shall mean the following notes issued by the Distributor: the (i) ____% $______ aggregate principal amount Convertible Promissory Note, Issue Date: ______; issued to ______; (ii) ____% $______ aggregate principal amount Convertible Promissory Note, Issue Date: ______; issued to ______; (iii) ____% $______ aggregate principal amount Convertible Promissory Note, Issue Date: ______; issued to ______; (iv) ____% $______ aggregate principal amount Convertible Promissory Note, Issue Date: ______; issued to ______, (v) ____% $______ aggregate principal amount Convertible Promissory Note, Issue Date: ______; issued to ______; and (vi) ____% $______ aggregate principal amount Convertible Promissory Note, Issue Date: ______; issued to ______.

(l) The “DISTRIBUTOR’S NOTES” means the form of 12% senior subordinated convertible promissory notes of the Company in the form annexed hereto as Exhibit C, with such modifications and changes as agreed to by the Distributor and the party receiving any such notes as reflected in the final executed note of the Distributor.

(m) The “EXCHANGE NOTES” shall mean the $______ aggregate principal amount of the Senior Secured Convertible Notes of the Distributor issued to the holders of the Prior Notes in exchange for the Prior Notes, the economics of which Exchange Notes shall be substantially the same as the economics received by the Contractors from the Distributor in connection with an Accepted P.O., but each such Exchange Note shall, among other terms and conditions, be convertible into shares of common stock, par value $0.001 per share, of the Distributor (the “Common Stock”) and contain such other terms and conditions as agreed to by the holders of the Prior Notes and the Distributor, as evidenced by the Exchange Notes so issued by the Distributor to the holders of the Prior Notes in exchange for the Prior Notes. The aggregate principal amount of each Exchange Note shall equal the sum of (i) the aggregate principal amount of the Prior Notes being exchanged for such Exchange Note, and (ii) all accrued but unpaid interest and other sums, if any, owed to the holder of the Prior Note being exchanged for an Exchange Note, through and including the date of such exchange, which shall occur substantially simultaneously with the execution of this Agreement by the Parties herein.

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(n) “TRANSACTION DOCUMENTS” shall mean collectively, this Agreement, any blocked account agreement, the Letter from the Distributor to its transfer agent, dated on or about the date hereof related to the shares of Common Stock of the Distributor to be reserved for issuance upon conversion of any Notes owned by either of the Contractors and/or their respective Affiliates including, but not limited to, _____, including, but not limited to, the Distributor’s Notes, the Exchange Notes, the Prior Notes (the “TA Letter”), all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or other comparable or similar laws, rules and/or regulations) in favor of the Contractors as secured parties perfecting all Liens the Contractors and/or any of their respective Affiliates including, but not limited to, _____, have on All Collateral (as defined below) and/or other assets of the Distributor, the Subordination Agreements (as defined below), the Security Agreement (as defined below), any perfection certificate, the Notes including, but not limited to, Distributor’s Notes, the Exchange Notes and/or the Prior Notes and all other instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above documents and the transactions hereunder and/or thereunder, and/or any other documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

(o) “LIENS” shall mean a lien, mortgage, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, clouds on title and/or encumbrances.

(p) “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

(q) “NOTES” shall man all promissory notes, debentures, debt securities and/or other instruments evidencing Indebtedness and/or obligations of funds owed by the Distributor to one or more of the Contractors and their respective Affiliates including, but not limited to, ____, including, but not limited to, the Prior Notes, the Distributor’s Notes, the Exchange Notes and the following notes and/or debentures and/or any replacement thereof: (i) the ___% $_____ aggregate principal amount Convertible Debenture, Issue Date: _____; issued to _____, (ii) ___% $_____ aggregate principal amount Convertible Debenture, Issue Date: _____; issued to _____, (iii) ___% $_____ aggregate principal amount Convertible Debenture, Issue Date: _____; issued to _____, (iv) ___% $_____ aggregate principal amount Convertible Debenture, Issue Date: _____; issued to _____, and (v) ___% $_____ aggregate principal amount Convertible Debenture, Issue Date: _____; issued to _____.

(r) An “AFFILIATE” shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

2.           SUBMISSION OF P.O.’s FOR ASSIGNMENT. Subject to the terms and conditions and requirements of this Agreement, the Distributor may request in writing that the Contractors (x) accept an assignment of each P.O. submitted to and accepted by the Distributor from a Customer and (y) pay to the Manufacturer of the Products set forth in the Accepted P.O., such Manufacturer’s Price to manufacture and fulfill the Accepted P.O. Each such request shall be made pursuant to a completed and signed Certificate delivered to the Contractors, provided all requests by the Distributor to the Contractors for the Contractors to accept the assignment of a P.O. shall only be delivered to the Contractors on Tuesdays and Thursdays of each week; and requests received following a Thursday will be treated as having been received by the Contractors on the next Tuesday.

3.            ACCEPTANCE OF P.O. ASSIGNMENTS; AMOUNT OF FUNDS ELIGIBLE TO BE ADVANCED PURSUANT TO AN ACCEPTED P.O.

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(a) Subject to the conditions and requirements set forth in this Section 3, Contractors agree to accept or decline acceptance of the assignment of a P.O. submitted to the Contractors by the Distributor pursuant to the provisions of Section 2 above (in the Contractors’ sole discretion), by delivery of written notice to Distributor; and Contractors will use their commercially reasonable best efforts to deliver such written acceptance or declination by 5:00 p.m. before or during the fourth (4th) full business day after the date Contractors receive the applicable Certificate.

(b) Notwithstanding the provisions of Section 3(a) above, Contractors shall not accept the assignment of any P.O. which does not meet the following requirements:

(i)	(x) Contractors funding commitment with respect to the P.O. shall not exceed 100% of the Manufacturer’s Price, and (y) be payable as follows: (I) 50% to the Manufacturer within five (5) business days following the Acceptance Date; and (II) the remaining 50% within five (5) business days following Contractors’ receipt of the Manufacturer’s Shipping Notice; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, in the Certificate sent by the Distributor to the Contractor to determine if the Contractors will accept the assignment of a P.O., the Distributor may request the Contractors provide up to 85% of the P.O. Price (“Increased Funds”), which if so agreed by the Contractors, such Increased Funds shall be payable by the Contractors as follows: (A) 50% of the Manufacturer’s Price directly to the Manufacturer; (B) the remaining 50% of the Manufacturer’s Price shall be paid directly to the Manufacturer by the Contractors, as provided elsewhere in this Agreement, provided, such amount shall not be treated as being paid by the Contractor until the date the balance (or any lesser portion), of the Manufacturer’s Price is paid by the Contractors to the Manufacturer; and (C) the balance of such Increased Funds directly to the Distributor; provided, that a request by the Distributor, shall be conditioned on, among other terms and conditions, the Distributor acknowledging and agreeing (and by executing this Agreement, the Distributor hereby expressly does so acknowledge and agree), that out of the Increased Funds provided directly to the Distributor, the Distributor shall only use such portion of the Increased Funds, to pay any costs and expenses relating to existing or subsequent Accepted P.O.’s, Delinquent P.O.s, any funds due and owing to the Contractors and/or their respective Affiliates, including, but not limited to, ____, including as a result of any Notes owned by any such persons, to create inventory of Products, to pay taxes, transfer agent fees, legal fees and expenses, payments to vendors that the Contractors approve and related working capital and other general corporate purposes;

(ii)	Assuming payment of the total Manufacturer’s Price by the Contractors as set forth herein and in the Certificate for the particular P.O. and/or any other advances of funds in connection with such P.O., the Contractors aggregate outstanding funding pursuant to this Agreement shall not exceed in the aggregate $1,000,000 (including, but not limited to, the aggregate principal amount of all Exchange Notes);

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(iii)	An original, signed copy of the Certificate shall have been delivered to the Contractors;

(iv)	All information contained in the Certificate and in any attachment thereto, shall be verified by Contractors to ensure (to Contractors’ satisfaction), among other items, that the Manufacturer’s Price, the Purchase Order, P.O. Price, Product Delivery Date and P.O. Delivery Date are reasonable and accurate and that the P.O. is in all respects bona fide (which verification may include, without limitation, direct confirmation from the Customer and the particular Manufacturer);

(v)	The Contractors’ have approved all items in the Certificate and/or related to the P.O. including, but not limited to, the proposed Manufacturer;

(vi)	The Distributor shall have delivered to the Contractors such additional information and documentation as the Contractors may have from time to time requested; and

(vii)	The Distributor has obtained and provided to the Contractors a fully executed and dated waiver and release of the Contractors (and the Contractors’ Agents, if any), and such other persons as set forth in the form annexed to this Agreement as Exhibit E (the “Warranty/Waiver Release”), by and from the Customer, of and from any and all liability for breach of any and all express or implied warranties or product liability claims with respect to the Products or the use and distribution thereof;

(c) Notwithstanding the other provisions of this Section 3 or elsewhere, the Contractors acceptance of the assignment of a P.O. shall be made null and void and the P.O. shall be deemed a Canceled P.O. upon the occurrence of any one of the following:

(i)	Any change in the terms and conditions agreed to by the Manufacturer relating to the manufacturing of the Products in a P.O. including, but not limited to, the Manufacturer’s Price.

(ii)	The failure of the Distributor to take any action including, but not limited to, paying all costs and/or expenses (other than the funds expressly agreed to be paid by the Contractors to the Manufacturer relating to the particular Accepted P.O.), to be taken to produce and ship the final Products in such amounts and that conform to the Product’s specifications and other items in the Certificate and/or the P.O.

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(iii)	The failure of a Manufacturer to deliver Products (in the amounts of which conform to the specifications in the P.O. or in the Certificate), to the Premises (or to the Customer if so required and set forth in the Certificate) on or before the Product Delivery Date. Upon such failure of delivery, Contractor shall have the right to require Distributor to purchase the Products from Contractor and shall assign to Distributor the right to receive those Products which have not then arrived at the Premises;

(iv)	Any cancellation and/or change of or to the P.O. by the Customer prior to delivery of the Products to the Customer (except for reasonable extensions or delays to the Product Delivery Date requested by the Customer and accepted by the Contractors);

(v)	Any other change relating to the Products, the Manufacturer, the Distributor, the information in the P.O. and/or the Certificate and/or otherwise that could have an adverse effect on the Contractors and/or their rights relating to the P.O.; and

(vi)	Upon the occurrence of any event set forth in Sections 3(b)(i)-(vii), any remaining obligations of the Contractors’ discretions under or pursuant to the P.O., this Agreement and/or any other Transaction Document relating to a particular P.O., shall in the Contractor’s sole discretion, be automatically terminated absolutely and in addition to any other rights and remedies the Contractors’ may have hereunder, in any of the other Transaction Documents and/or in law or equity the Distributor shall pay to the Contractors such sums as so required by Section 8.

(d) A P.O. shall be deemed an Accepted P.O. only when: (i) the P.O. is submitted for assignment by the Distributor pursuant to a Certificate or such other form of submission to which the Contractors may from time to time consent, (ii) the Contractors shall deliver notice of acceptance of assignment to the Distributor pursuant to Section 3(a) or, in the absence of such notice of acceptance, the Contractors shall purchase Products with respect to the P.O. or otherwise advance of funds in connection with the P.O., (iii) the P.O. shall meet each of the requirements of Section 3(b) above unless otherwise waived in writing by the Contractors and (iv) none of the events described in Section 3(c) above shall have occurred prior to delivery of the Products to the Customer pursuant to the P.O. Until such time as each of the afore-described requirements and conditions is satisfied in full, Contractors’ acceptance of any assigned P.O. shall be deemed conditional and subject to revocation at any time.

4.	APPOINTMENT OF DISTRIBUTOR FOR CERTAIN ITEMS.

(a) Subject to the other provisions of this Agreement, with respect to all Accepted P.O.’s (and only so long as such P.O. remains an Accepted P.O.), Contractors hereby appoint the Distributor as Contractors’ exclusive source for acceptance of Products at the Premises, performance of all processes, warehousing, warehousing requirements and delivery to the Customers, with respect to the Products (unless the Products are being delivered directly to the Customer by the Manufacturer) and the Distributor hereby accepts such appointment. Distributor agrees to perform all such requirements using its best efforts and in a businesslike manner and to utilize quality control procedures consistent with applicable industry standards.

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(b) So long as any Products are located at the Distributor’s Premises or are scheduled for delivery to the Distributor’s Premises, Distributor agrees to warehouse all Products and, with respect to such warehousing obligations, agrees to perform such warehousing obligations in accordance with all of the Distributor’s Specifications.

(c) Distributor further agrees that with respect to all Products covered by an Accepted P.O. or that Contractors otherwise paid all or part of the Manufacturer’s Price for, or made any advances with regard to any such Accepted P.O., which are not (or cannot be) used in connection with the applicable Accepted P.O., the Contractors’ shall have the option of taking (and/or requiring the Distributor to take), the following actions, in the Contractors’ sole discretion, by written notice to the Distributor:

(i)	Distributor shall purchase such Products from Contractors within three (3) business days following Contractors’ notice for an aggregate purchase price equal to Contractors’ aggregate costs and expenses (including advances and payment of the Manufacturer’s Price paid by the Contractors) paid and/or it is bound or obligated to pay, relating to the Products;

(ii)	The Contractors can sell the Products and the proceeds thereof applied first to Contractors’ Manufacturing Price payments, other advances made in connection with such Products and all costs and expenses relating thereto including all costs and expenses in connection with the sale of such Products including, but not limited to, legal fees and expenses, publishing costs, filing fees and then any remaining funds shall be applied as provided in Section 7, and the balance, if any, to Distributor; provided, however, if the Contractors elect to have the Distributor purchase all or any portion of the Products as provided in Section 4(c)(i) above, but the Distributor fails to do so in full and/or in the time frame provided in such Section 4(c)(i), the Contactors can, by written notice to the Distributor, cancel its election to have some or all of the applicable Products purchased by the Distributor and sell such amount of Product or the remaining unsold amount of Products that the Contractors have not required (or cancelled the requirement for), the Distributor to purchase from the Contractors; or

(iii)	The Contractors can require the Distributor to sell the Products and the Distributor shall use its best efforts to sell and maximize the sale price thereof and shall upon all sales immediately send the sale proceeds to the Contractors.

5.	PAYMENT AND RESASSIGNMENT.

(a) Upon delivery of Products to the Customer pursuant to an Accepted P.O., Distributor shall issue a P.O. Invoice (and deliver any other related documents required by the applicable P.O. for issuance of an invoice on account of such P.O.) to the Customer for the full P.O. Price. Unless otherwise expressly assigned by and at Contractors’ written direction, the P.O. so issued shall be in the name of the Contractor and shall direct the Customer to make payment to the Contractors’ Bank Account, if applicable. Distributor shall immediately pay to the Contractor any sums from time to time received by the Distributor from the Customer or any other party other than the Contractors on account of a P.O. Invoice. Upon Contractors’ demand, each P.O. Invoice shall be prepared on such invoice form as Contractors may designate.

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(b) At such time as Contractors have received payment in full in cleared funds on account of a P.O. Invoice, the Contractors shall pay Distributor in accordance with Section 7 below, and shall re-assign the applicable Accepted P.O. and all rights with respect thereto to the Distributor and the Distributor shall accept such re-assignment. The re-assignment shall be evidenced by a Re-Assignment and Release of Purchase Order in the form of Exhibit “C” attached hereto.

(c) Sums received by the Contractor on account of a P.O. Invoice shall be applied by the Contractor for the satisfaction of the expenses, fees and charges described in this Agreement pursuant to the priorities of payment set forth in Section 7 below; provided, however, that Distributor shall pay all sums due Contractors upon a Delinquent P.O. in the manner and pursuant to the terms of Section 8 below.

6.            COMMITMENT FEE. Subject to the provisions of this Section 6, Distributor shall pay Contractor a commitment fee the (“Commitment Fee”) in consideration of Contractors’ commitment to have available sufficient funds to pay the Manufacturing Price for Products or to otherwise advance funds in connection with an Accepted P.O. in amounts equal to but not exceeding $1,000,000, as contemplated by this Agreement. The Commitment Fee shall be in the sum of $100,000 and is payable in 4 equal installments of $25,000 in cash payable as follows: (i) $25,000 on the date of this Agreement, and $25,000 every consecutive 30 days following the date of this Agreement until the $100,000 amount is paid in full; provided, however, that at the Distributors, sole option the Distributor in lieu of paying the $100,000 Commitment Fee in cash, in accordance with the provisions of this Section 6, the Distributor may issue to the Contractors a Distributors Note in the aggregate principal amount of $125,000. The Commitment Fee for the term of this Agreement is deemed by the Parties to have been earned by the Contractors upon the signing of this Agreement by the Contractor.

7.            PAYMENTS AND COMPENSATION OF CONTRACTORS AND DISTRIBUTOR.

(a) Payments received by the Contractor or into the Contractors’ Bank Account on account of Accepted P.O.’s will be applied in the following order of priority:

(i)	First, to pay Contractors’ Expenses (as defined in Section 9), to the extent that such Contractors’ Expenses are then due pursuant to the terms of Section 9;

(ii)	Second, to the payment of the Contractors’ Deal Fees (as set forth in Section 7(b), in connection with the Accepted P.O. and all other Accepted P.O.’s that became Accepted P.O’s concurrently with such Accepted P.O.;

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(iii)	Third, to reimburse the Contractors for the Manufacturer Price paid by the Contractors and for other advances made by the Contractors (without regard to term or prompt payment discounts) in connection with the Accepted P.O. and all other Accepted P.O.’s that became Accepted P.O.’s concurrently with such Accepted P.O.;

(iv)	Fourth, to repay any outstanding amounts owed to the Contractors including, but not limited to, pursuant to the Exchange Notes, Distributor’s Notes and/or any other Notes or obligations the Distributor has to the Contractors and/or any of their respective Affiliates including, but not limited to, ____; and

(v)	Fifth, to the payment of the Distributor’s Fee in connection with the Accepted P.O.; provided, however, that notwithstanding anything to the contrary provided in this Agreement or elsewhere, the Contractors may in their sole discretion, subtract from the Distributor’s Fee and pay directly to any vendor or other person owed funds by the Distributor including, but not limited to, fees and expenses of the Distributor’s transfer agent, taxes and/or filing fees.

(b)	The “Contractors’ Deal Fees” with respect to each Accepted P.O. shall be as follows:

(i)	A transaction initiation and set-up fee in a sum equal to 3.0% of the Manufacturer’s Price plus all other funds advanced by Contractor; plus

(ii)	Commencing on and including the date 31 days following the Funding Date through and including the Clearance Date for each particular Accepted P.O., a Product advance fee for each 10 day period (pro-rata for any period less than 10 days) equal to the product of (I) 1.25%, (compounding daily) multiplied by (II) the aggregate amount of all funds paid and/or advanced by the Contractors in connection with an Accepted P.O. (including, but not limited to, the Manufacturer’s Price, plus

(iii)	A daily maintenance equal to 0.067% (compounding daily) of the aggregate amount of the sum of the Manufacturer’s Price paid plus all other funds advanced by Contractors which remain outstanding for more than ninety (90) days from the Funding Date through and including the Clearance Date; plus

(iv)	In the event of a Delinquent P.O., a late payment fee equal to 0.067% (compounding daily) of the outstanding portion of the P.O. Price multiplied by the number of days from the date an Accepted P.O. becomes a Delinquent P.O. to and including the Clearance Date.

Notwithstanding the foregoing, if the sum of the transaction initiation and set-up fee and the daily maintenance fee is not equal to or greater than $1,000 with respect to an Accepted P.O., the minimum aggregate amount payable by Distributor to Contractor for the transaction initiation and set-up fee and the daily maintenance fee with respect to such Accepted P.O. shall be $1,000.

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(c) The “Distributor's Fee” with respect to each Accepted P.O. shall be equal to the collected P.O. Proceeds with respect to such Accepted P.O. less all sums payable pursuant to Section (a)(i)-(v) of this Section 7 and less 100% of all term discounts or discounts for prompt payment and/or other discount.

(d) Sums due to Contractors above all shall be paid as and when proceeds are received with respect to the applicable Accepted P.O. The Distributor’s Fee will be paid not later than the fifth (5th) business day after the Clearance Date and after satisfaction of all costs, fees and expenses having a higher priority than due and owing by the Distributor including, but not limited to, those provided in this Section 7.

8.	REPURCHASE; REASSIGNMENT.

(a) Contractor shall have the right to require the Distributor to immediately purchase any Delinquent P.O. (and inventory of Products in the case of a Canceled P.O.) for an amount equal to the full amount outstanding under the P.O. Invoice (or the P.O. Price in the case of a Canceled P.O.). Any such payment by the Distributor shall be deemed to be P.O. Proceeds and shall be applied in accordance with the priorities and terms set forth in Section 7 above.

(b) In the event that Distributor makes all payments due on a Delinquent P.O. or Canceled P.O. pursuant to the provisions of Section 8(a), Contractor shall thereupon immediately assign to Distributor all of Contractors’ rights and interests in and to the P.O. Invoice and the P.O. Proceeds and any Products in the possession of Contractor or Distributor with respect to such Delinquent P.O. or Canceled P.O.

9.            CONTRACTORS’ EXPENSES. Immediately upon Contractors’ demand, Distributor shall pay or reimburse Contractor for all Contractors’ Expenses. “Contractors’ Expenses” include, but are not limited to, all reasonable expenses, fees, and costs incurred by Contractor in connection with the negotiation of creation of and performance of this Agreement and the other Transaction Documents and each of the transactions contemplated hereby and thereby, including without limitation, the fees and expenses of Contractors’ Agent, if any, insurance and credit insurance premiums, audit costs, attorney's fees, Contractors’ travel expenses, Contractors’ due diligence, Contractors’ Bank Account and such other charges and filing fees incurred by the Contractors. Contractors’ demand for payment of Contractors’ Expenses will be made in writing and will include reasonable documentation of the expenses for which reimbursement is demanded.

10.            SECURITY INTERESTS; LIENS. As security for the performance by the Distributor of each and all of its obligations under this Agreement and the other Transaction Documents, Distributor hereby grants the following security interests and rights to the Contractors:

(a) A security interest in All Collateral (as defined below) in accordance with the provisions of the Security Agreement and this Agreement, which security interest shall be senior to all Indebtedness of the Distributor including, but not limited to, each person who has a security interest and/or Lien on any of the All Collateral including, but not limited to ____, ____, ____ (the “Subordinating Debt Holders”), each of whom shall, no later than the date of this Agreement deliver to the Contractors’ executed copies of subordination agreements, in form and substance satisfactory to the Contractors, pursuant to which each Subordinating Debt Holder shall subordinate each of their respective security interests in and Liens on any and all of the All Collateral (the “Subordination Agreements”).

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(b) The right to set-off against any and all amounts due to the Distributor hereunder and/or in any other Transactional Document, against any sums which are due to the Contractors which have become past due and delinquent under this Agreement and/or any other Transaction Document.

(c) All checks, notes, deposits, drafts, and other instruments of payment on account of or related to an Accepted P.O. hereby irrevocably designate and appoint the Contractors (and all persons designated by the Contractor) as the Distributor’s true and lawful attorney-in-fact and agent-in-fact and Contractor (or Contractors Representative) may, without notice to Distributor:

(i)	At any time endorse by writing or stamping Distributor's names on any checks, notes, deposits, drafts or other instruments of payment on account of, relating to, or representing the proceeds of an Accepted P.O., any other assets of the Distributor or collateral described herein and/or the Collateral, as defined in the Security Agreement (collectively "All Collateral"), which come into the possession of the Contractor or are under Contractors’ control and deposit the same to the account of the Contractors for application to all sums due from the Distributor to the Contractors hereunder and/or under any other Transaction Documents; and

(ii)	At any time after the occurrence of an Event of Default pursuant to this Agreement and/or any of the other Transaction Documents, in Distributor's or Contractors’ name, demand payment of, enforce payment of, exercise all of Distributor's rights and remedies with respect to, settle, adjust, compromise, initiate and prosecute legal proceeding with respect to, and otherwise take all actions with respect to All Collateral which are, in the Contractors’ sole discretion, necessary or desirable in order to fulfill Distributor's obligations under this Agreement and other Transaction Documents and otherwise realize the full economic value of All Collateral.

11.            WARRANTIES AND REPRESENTATIONS OF DISTRIBUTOR. Distributor hereby makes the following warranties and representations to Contractors, each of which is deemed a material inducement to the Contractors entering into and performing its obligations under the Agreement and any other Transaction Document it is a party to, and each of which representations and warranties shall be deemed renewed and restated as of each Acceptance Date of each Accepted P.O.:

(a) Distributor is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, and is qualified or licensed as a foreign corporation to do business in every location in which the laws require Distributor to be so qualified or licensed;

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(b) Distributor has the right and power and is duly authorized and empowered to enter into, execute, deliver, and perform all of its obligations and responsibilities in this Agreement and other Transaction Documents;

(c) The execution, delivery, and performance by Distributor of this Agreement and all other Transaction Documents described herein does not constituted a violation of any law, regulation, judgment, order, contract, charter, by-laws, or other instrument to which Distributor is a party or is otherwise bound or subject;

(d) Distributor is not in default under any loan agreement, mortgage, lease, trust deed or similar agreement relating to the borrowing of money to which Distributor and/or any of its assets are otherwise bound;

(e) Each P.O. submitted for assignment by the Distributor to the Contractors is a bona fide purchase order from the Customer named therein and conforms in all respects to the representations contained in the Certificate, which Certificate is true and correct in all respects;

(f) The Distributor shall at all times maintain such types and amounts of insurance coverage (including without limitation credit insurance) with respect to Distributor's business operations, the Premises, the Products located upon the Premises and as set forth in any Accepted P.O. and such other insurance as Contractors may from time to time reasonably require; such insurance to name the Contractors as the insured Party in the manner and to the extent required by Contractors from time to time and, upon the failure to maintain such coverage, Contractors may purchase the same and the cost thereof shall be deemed a Contractors’ Expense;

(g) Except for those set forth on Schedule I thereto, there are no Liens, judgments or claims affecting or relating to the Distributor or any of All Collateral.

(h) Except as set forth on Schedule II hereto, there are no suits, administrative proceedings, arbitration proceedings or other adversarial proceedings or investigations pending or (to the best of Distributor’s knowledge) threatened against Distributor.

(i) The Distributor is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the Distributor is current in its filing obligations under the 1934 Act, including, without limitation, as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “Public Reports”).  The Public Reports, at the time filed with the SEC, did not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading.  All financial statements included in the Public Reports (the “Financial Statements”) have been prepared in accordance GAAP applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Distributor as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

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(j) Distributor has duly filed all federal, state, county, local, and foreign income, excise, sales, customs, property, withholding, social security and other tax and information returns and reports required to be filed by it to the date hereof, or in the alternative, has obtained extensions for filing pursuant to established procedures, and has paid or made provision for payment of all taxes (including interest and penalties) due and payable. Distributor has no material liability for any taxes of any nature whatsoever, except for approximately $90,000 due to the State of New Jersey for prior payroll taxes.

(k) Distributor has no Subsidiaries and without the express prior written consent of the Contractors, will not establish any Subsidiaries.

(l) Since the date of the latest audited Financial Statements included in the Public Reports, except as specifically disclosed in a subsequent Public Report filed with the SEC prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the Distributor, its business and/or its assets, (ii) the Distributor has not incurred any Indebtedness and/or other liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Distributor’s Financial Statements pursuant to GAAP or disclosed in Public Reports pursuant to SEC rules and/or regulations, (iii) the Distributor has not altered its method of accounting, (iv) the Distributor has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, except a quarterly stock dividend on its Series G Convertible Preferred Stock and (v) the Distributor has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Distributor stock option plans and/or disclosed in its Public Reports. The Distributor does not have pending before the SEC any request for confidential treatment of information.  Except for the entering into and the performance by the Distributor of this Agreement and the other Documents, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Distributor or its business, properties, operations, assets or financial condition, that would be required to be disclosed by the Distributor under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(m)  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Distributor confirms that neither it nor any other person acting on its behalf has provided either of the Contractors or its agents or counsel with any information that constitutes material, non-public information. The Distributor understands and confirms that the Contractor will rely on the Transaction Documents, the information included therein including, but not limited to, the foregoing representation and warranty and the Public Reports in effecting the transactions contemplated in the Transaction Documents.  All of the disclosure furnished by or on behalf of the Distributor to the Contractor in the Transaction Documents and/or in the Public Reports regarding, among other matters relating to the Distributor, its business and the transactions contemplated in the Transaction Documents, are true and correct in all material respects as of the date made and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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(n) The execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby by the Distributor, including, but not limited to, issuance of the Exchange Notes for the Prior Notes, all Distributor’s Notes, the issuance of shares of Common Stock upon conversion of any Notes and/or other instruments of the Distributor owned by one or both Contractors and/or their respective Affiliates, including, but not limited to, ____, the reservation of the shares of Common Stock required to be reserved pursuant to the TA Letter and the payment of all fees, Indebtedness and/or other obligations owed by the Distributor to the Contractors and/or any of their respective Affiliates as provided herein and/or therein (i) are within Distributor’s corporate powers and have been duly executed by the Distributor, (ii) have been duly authorized by all necessary action by or on behalf of Distributor (and/or its shareholders to the extent required by law), (iii) the Distributor has received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required), (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (1) any law, rule, regulation or ordinance, (2)Distributor’s organizational documents; and/or (3) any agreement binding upon Distributor or any of Distributor’s properties except as would not reasonably be expected to have a material adverse effect on the Distributor, and (v) do not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of Distributor’s assets or revenues pursuant to any law, rule, regulation or ordinance or otherwise, except to the Contractors and/or any of their respective Affiliates including, but not limited to, ____, as provided herein, in the Security Agreement and/or any other Transaction Documents.

12.            PRODUCT WARRANTIES. Distributor expressly assumes and agrees to make all product and service warranties (expressed or implied) to Customers with respect to Products and further agrees to defend, indemnify and hold the Contractors harmless from and against any claims, proceedings, suits, investigations, obligations, costs, or expenses (including all reasonable attorney's fees and legal expenses) with respect to all express or implied warranties in connection with the Products

13.            AUDIT RIGHTS. Distributor shall deliver to Contractors (or if a Contractors’ Agent (as defined in Section 20), has been appointed, such deliveries shall be made directly to such Contractors’ Agent), monthly financial statements, aged accounts receivable, aged accounts payable, and Distributor's and Contractors’ inventory schedules within ten (10) business days following the end of each month during the term hereof. In addition, Contractors shall have the right (or if a Contractors’ Agent has been appointed, the following rights shall be provided to the Contractors’ Agent), to, among other items, inspect bank accounts, audit and copy any financial books, computer programs, and other data containing financial information in connection with the Distributor at any time upon not less than 24 hours' prior written notice. Distributor agrees to prepare and maintain complete and accurate business records with respect to the transactions contemplated by this Agreement and/or the other Transaction Documents.

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14.            RELATIONSHIP OF THE PARTIES. The Distributor on the one hand and the Contractors on the other hand are independent contractors and are not (and shall not be deemed to be) partners, joint venturers, agents or representatives of the other, except and only to the extent and expressly provided in this Agreement and/or any other Transactional Document. Each of such Parties are exclusively responsible for the conduct of their own respective business and are not (except and to the extent expressly set forth herein), authorized to bind the other Parties in any manner whatsoever). Further in this regard, Distributor acknowledges that it has no ownership interest in any P.O., work-in-progress, or Products in connection with an Accepted P.O., except and to the extent otherwise expressly provided in this Agreement.

15.             INDEMNICATION. Distributor agrees to indemnify, hold harmless and defend each Contractor, each Contractors’ Agent and all of each such Contractor’s and each Contractors’ Agent’s respective officers, directors, agents, managers, attorneys, representatives, stockholders, members, equity holders, debtholders, affiliates, agents, employees and other related persons (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any loss, costs, (including reasonable attorney’s fees and costs, as and when incurred), claims, suits or causes of action brought, threatened or incurred by or against each and all Indemnified Parties by reason of any of the following:

(a) As a consequence of any breach of this Agreement and/or any other Transaction Document by Distributor, any breach of a representation and warranty made by Distributor hereunder and/or in any other Transaction Document, or the failure of any representation or warranty, hereunder and/or in any other Transaction Document to be true in all respects;

(b) Any investigation suit or other proceeding or threat of suit by any Manufacturer, Customer, supplier and/or vendor including, without limitation, all claims under or with respect to any Products, Product warranties, P.O.s, Accepted P.O.s, Delinquent P.O.’s, and Cancelled P.O.s, except with respect to any suit or claim arising solely and directly by reason of Contractors’ acts or omissions to act which constitute a direct breach of Contractors’ express obligations hereunder;

(c) Any suit or threat of suit by any of Distributor’s officers, directors, managers, successors, affiliates, agents, representatives, employees, debtholders, equity holders, except with respect to any suit or claim arising solely and directly by reason of Contractors’ acts or omissions to act which constitute a breach of Contractors’ obligations hereunder;

(d) Any product liability claims of any kind, including, without limitation, all claims under or with respect to Product warranties; and

(e)  Environmental liability, if any, as a result of this Agreement or any transaction contemplated by or engaged in pursuant to or on account of this Agreement.

16.	TERM AND TERMINATION; EVENTS OF DEFAULT

(a) Term of Agreement. This Agreement shall terminate upon the first to occur (the “Termination Date”), of (i) the date of twelve (12) months following the date first appearing above; and (ii) at the Contractors’ sole discretion, upon an Event of Default (as defined below).

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(b) Obligations Upon Termination. Except for termination resulting from an Event of Default by the Distributor, on the Termination Date, each Party shall remain liable to perform all matured obligations under this Agreement and the other Transaction Documents, which remain unperformed as of the Termination Date as if this Agreement and the other Transaction Documents, remained in full force and effect. Upon termination for any reason and upon completion of the foregoing obligations in the case of a termination resulting from an Event of Default by the Distributor, all obligations hereunder shall terminate except the continuing obligations of the parties under Sections 11, 12, 13, 15, and 17 (a), (b), (c) hereof.

(c) Events of Default; Remedies.

Any of the foregoing shall constitute an Event of Default:

(i)	If Distributor (A) fails to make any payment due to the Contractors and/or any of their respective Affiliates including, but not limited to, ____, on the date due, or (B) fails in any respect to perform any of its other agreements covenants and/or obligations hereunder and/or in any other Transaction Document and such failure continues unremedied for a period of three (3) business days following Contractor notice thereof, or (C) has made a representation and/or warranty which proves to be false or breaches a representation and/or warranty made hereunder or in any other Transaction Document, or (D) files (or has filed against it) a petition (or otherwise initiates proceedings) for bankruptcy, reorganization, receivership or other proceedings for the protection of debtors, or (E) fails to make any payment due to any third party on or before the due date therefor if the failure to make such payment gives rise to or creates (or if unremedied would give rise to or create) a Lien upon any Products or otherwise restricts and/or limits Contractors’ sale or disposition of the Products or any of them, or (F) has a judgment rendered against it in excess of $50,000, or (G) defaults or any event of default occurs with regard to any material agreement with any third party (or with the passage of time and/or the giving of notice, an event of default or a default would occur).

(ii)	Without waiving or limiting any of Contractors’ other rights and/or other remedies in an Event of a Default and in addition to Contractors’ other rights and remedies (including, but not limited to, its right of set-off pursuant to Section 10(b) hereof), pursuant to this Agreement and/or any other Transaction Document, upon the occurrence of any Event of Default, Distributor shall be liable for immediate payment to Contractors of all amounts due or to become due to Contractors hereunder, including, without limitation, Contractors’ Expenses, Contractors’ Deal Fees the Commitment Fee as well as all Exchange Notes, Distributor’s Notes, and/or other Notes owned by any of the Contractors and/or their respective Affiliates including, but not limited to, ____. Contractors shall further be entitled to reimbursement for all of its costs of collection, whether or not suit has been filed or judgment entered, including, without limitation, reasonable attorneys' fees and expenses as and when occurred. All amounts owed to Contractors pursuant to this Section 16(c) shall carry interest at the rate of 2% per thirty (30) days (or pro-rata if any period is for less than thirty (30) days) (compounding daily) from the date of the Event of Default, or, in the case of Contractors’ costs of collection, from the date such costs are incurred through and including the date all funds owed to the Contractors are paid and received by Contractors in immediately available funds by wire transfer pursuant to wiring instructions provided by Contractor to Distributor.

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(iii)	In the Event of Default by Distributor, Contractor shall further be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in New York or as otherwise provided under the Security Agreement. The proceeds of any amount recovered by Contractor shall be applied, first, to the payment of Contractors’ reasonable costs and expenses in connection with the enforcement of Contractors’ rights and remedies hereunder; second, toward the payment or satisfaction of all amounts owing Contractor hereunder and/or in any other Transaction Document, including interest thereon; and third, any surplus to be paid to Distributor or as a court of competent jurisdiction may direct. In the case of a deficiency, Distributor shall remain liable for such deficiency after such sale, with interest at the rate herein provided.

17.	MISCELLANEOUS PROVISIONS.

(a) Governing Law, Etc. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

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(b) ENFORCEMENT, ETC. DISTRIBUTOR AGREES THAT ANY FINAL JUDGMENT RENDERED AGAINST IT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.

(c) WAIVER OF RIGHT TO JURY TRIAL. THE PARTIES HEREIN ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, ANY OTHER AGREEMENT RELATED HERETO OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(d) Notices. All notices required or permitted pursuant to this Agreement shall be in writing and either personally delivered, sent by facsimile transmission (provided evidence of transmission is maintained and produced to show transmissions), email (provided a receipt of such email is provided to the extent necessary to demonstrate such email was sent), Federal Express or similar overnight delivery service, addressed to the respective addresses, email addresses or facsimile numbers of the Parties set forth on the last page of this Agreement, or at such other addresses, emails or facsimile numbers as have from time to time been designated by like written notice. Notices given in the manner prescribed herein shall be deemed given on the date sent or transmitted (as the case may be).

(e) Severability. The paragraphs of this Agreement are severable, and in the event that any paragraph or portion of this Agreement is declared illegal or unenforceable, the remainder of this Agreement will be effective and binding upon the parties.

(f) Waiver; Entire Agreement. This Agreement and other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements, understandings, or arrangements. No waiver of or modifications to the provisions of this Agreement and/or any other Transaction Document will be valid unless in writing and signed by all parties. This Agreement and the other Transaction Document shall be binding upon and inure to the benefit of the parties hereto, their successors, assigns and legal representatives.

(g) Assignment. Distributor may not transfer or assign its rights or obligations hereunder without the prior written consent of the Contractors, and any attempted transfer or assignment shall be null and void.

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(h) Reservation of Shares. No later than 180 days following the date hereof (the “Start Date”), the Distributor shall deliver the executed TA Agreement to its then transfer agent, so that at all times commencing on the Start Date and as long as either Contractor (or any of their respective Affiliates including, but not limited to, ____) owns any shares of Common Stock, Notes, securities of the Distributor’s convertible, assignable and/or exchangeable into shares of Common Stock, Distributor’s Notes, and/or Exchange Notes, (the “Common Stock”) the Distributor shall take all action necessary (and/or reasonably requested by the Contractor) to, at all times have authorized, and reserved out of its authorized but unissued shares of Common Stock for the purpose of issuance to the Contractors and any of their respective Affiliates including, but not limited to, ____ upon conversions of Notes by any such persons (“Conversion Shares”), no less than four hundred (400%) percent of the sum of the maximum number of shares of Common Stock issuable upon conversion of the issued and outstanding Notes and all other securities of the Distributor convertible, exercisable and/or exchangeable into shares of Common Stock owned by either Contractor and/or their respective Affiliates including, but not limited to, ____, including, but not limited to, the Class A Warrant to Purchase 2,5000,000 shares (the “Warrant Shares”), of Common Stock ; Warrant No.: A-1; Date of Issuance: July 14, 2014 (the “7/14/14 Warrant”) (without taking into account any limitations on the issuance thereof pursuant to the terms of the Notes, the 7/14/14 Warrant, and/or any other securities of the Distributor) (the “Required Reserved Amount”). If at any time, and from time to time, following the Start Date, the number of shares of Common Stock authorized (and reserved for issuance commencing on the Start Date), is not sufficient to meet the Required Reserved Amount, the Distributor will promptly take all corporate action necessary to authorize (and commencing on the Start Date, reserve) a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Distributor’s obligations under the 7/14/14 Warrant and the Notes, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Distributor in favor of an increase in the authorized shares of the Distributor to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount. The Distributor shall, no later than the Start Date, initially reserve the Required Reserved Amount on its own books and records (the “Reserve”) for the issuance of Conversion Shares and Warrant Shares and any other shares of Common Stock required to be issued by the Distributor to the Contractor, which initial reservation shall be authorized by the unanimous written consent of the Distributor’s Board of Directors delivered on the date hereof. From and after the Start Date of this Agreement through and including the date all of the Distributors Indebtedness and all other obligations owed to the Contractor pursuant to the Transaction Documents and/or otherwise, including, but not limited to, the Note, is paid and performed in full, confirmation of which must be obtained by in writing from the Contractors, the Distributor shall (a) issue or cause its transfer agent to issue the Conversion Shares, Warrant Shares and all other shares of Common Stock required to be issued to the Contractors or any of such persons’ broker only (subject to the immediately following clause (b)), (b) issue or cause its transfer agent to issue shares of Common Stock to the Contractor and/or any of their respective Affiliates including, but not limited to, ____, or its broker under the Notes and the Warrants and/or other securities of this Company from sources other than the Reserve, unless the Contractor delivers to the Distributor written pre-approval of such issuance from the Reserve, and (c) not reduce the Reserve under any circumstances, unless the Contractor delivers to the Distributor written pre-approval of such reduction. The Distributor shall immediately add shares of Common Stock to the Reserve to ensure that the Required Reserve Amount is in the Reserve at all times. The Distributor shall increase the amount of shares of Common Stock in the Reserve upon receipt of written notice, which may be in email form, by the Contractor (and/or its assigns) in order to ensure that the Reserve contains the Required Reserve Amount. Notwithstanding to the contrary provided herein or elsewhere, if at any time the number of shares of Common Stock in the Reserve, is less than the Required Reserved Amount, the Contractors and/or any of their respective Affiliates including, but not limited to, ____, may send written notice to the Distributor’s then transfer agent to increase out of the Distributor’s authorized but unissued shares of Common Stock such number of additional shares of Common Stock so the Reserve consists of at least the Required Reserve Amount, provided, that the number of shares of Common Stock in the Reserve shall never be decreased or used for any other purposes other than for issue to the holder upon each conversion by the holder of the Notes into Conversion Shares and the 7/14/14 Warrant into Warrant Shares. As a condition to the Contractors executing this Agreement, all actions required by the Distributor in this Section 17(h) shall be approved by the unanimous written consent of the Distributor’s Board of Directors which shall be delivered to the Contractors on the execution of this Agreement.

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(i)    Reporting Status. Until the date on which the Contractors shall have sold all of their respective Conversion Shares, Warrant Shares and none of the Notes and/or any portion of the 7/14/14 Warrant are outstanding (the “Reporting Period”), the Distributor (i) shall timely file all reports required to be filed by the Distributor with the SEC pursuant to the 1934 Act within the time periods required by the SEC including all applicable extension periods, (ii) the Distributor shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and (iii) shall at any time and from time to time file, upon request of the Contractors, a Current Report on Form 8-K to publicly disclose any material, non-public information the Contractors reasonably believe they are in possession of (or the Distributor reasonably believes the Contractors are in possession of); and (iv) within two (2) business day from the execution of this Agreement file a Current Report on Form 8-K disclosing this Agreement, the other Transaction Documents and/or any other material, non-public information that the Contractors reasonably believe they might be in possession of.

(j)    Further Assurances. From and after the date hereof, each party will execute all documents and take such further actions as the other may from time to time reasonably request in order to carry out the transactions provided for herein and in the other Transaction Documents and accomplish the purposes contemplated hereby and thereby.

(k)    Publication. Contractors each shall have the right to publicize (by "tombstone" or comparable publication) the Purchase Order Assignment Program evidenced hereby (including the date and size of the facility).

(l)    Counterparts; Facsimile and Email Delivery. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. Delivery of an executed counterpart of this Agreement by email and/or facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or email shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement and shall not be considered a breach or violation of this Agreement.

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(m)    No Issuances. Unless and until (i) prior to the Start Date, there are sufficient authorized but unissued shares of Common Stock to issue upon full conversion of all Notes issued and outstanding and the full exercise of the 7/14/14 Warrant, and (ii) following the Start Date, the amount of shares of Common Stock authorized and reserved is sufficient at all times for the express purposes set forth Section 17(h), then no securities of the Distributor may be issued other than to the Contractors’ and their respective Affiliates including, but not limited to, ____.

18.         RIGHT OF CONTRACTORS TO BE PAID IN DISTRIBUTOR’S NOTES. Any funds owed to the Contractors pursuant to this Agreement and/or any of the other Transaction Documents, shall, in the sole discretion of the Contractors, be paid by the Distributor through the issuance to the Contractors of Distributor’s Notes.

19.         USERY SAVING CLAUSE; INDEPENDENT ADVICE.

(a)          Notwithstanding anything to the contrary provided in this Agreement, or elsewhere, the Contractors shall never be entitled to charge, receive or collect, nor shall amounts received by the Contractor be credited as interest (and/or deemed interest) so that the Contractor shall be paid by the Distributor, a sum greater than interest (and/or deemed interest) at the maximum nonusurious interest rate, if any, that at any time may be contracted for, charged, received, or collected the Distributor’s financial obligations to the Contractors under this Agreement and/or under any other Transaction Document, under applicable law (the “Maximum Rate”). It is the intention of the Distributor and the Contractor that this Agreement and the other Transaction Documents comply with all applicable law. If the Contractor ever contracts for, charges, receives, or collects, anything of value from the Distributor which is deemed to be interest (and/or deemed interest) under applicable law, and if the occurrence of any circumstance, event or contingency, should cause such interest (and/or deemed interest) to exceed the Maximum Rate, any such excess amount shall be applied to the reduction of any Notes and if all of such Notes are already paid in full, any remaining excess shall be deducted from funds owed to the Contractors pursuant to this Agreement and the other Transaction Documents with any excess being paid to the Distributor. In determining whether or not interest (and/or deemed interest) paid or payable exceeds the Maximum Amount, the Distributor and the Contractors shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest (and/or deemed interest), (ii) amortize, prorate, allocate and spread the total amount of interest (and/or deemed interest) throughout the full term of the Notes so that the actual rate of interest (and/or deemed interest)on account of such indebtedness is uniform throughout the term of the Notes and/or (iii) allocate interest (and/or deemed interest) between portions of any notes and/or other obligations, to the end that no such portion shall bear interest (and/or deemed interest) at a rate greater than that permitted by applicable law. The terms and provisions of this Section 19 shall control and supersede every other conflicting provision of all agreements between the Distributor and the Contractors.

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(b)          The Distributor hereby acknowledges, represents and warrants that it (i) has been advised by the Contractor to seek the advice of its legal, tax and accounting experts in the connection with the Transaction Documents and the transactions set forth in the Transaction Documents, as to, among other items, the tax and accounting effects thereof, and (ii) it has had the opportunity and has obtained the advice of legal counsel of the Distributor’s choice in connection with the transactions set forth in the Transaction Documents.

20.         CONTRACTORS RIGHT TO APPOINT AGENTS

(a)          The Contractors shall, in their sole discretion, have the right at any time and from time to time, to appoint an agent (a “Contractors’ Agent”) and/or any substitute Contractors’ Agent (and deliver written notice to the Distributor of the name, address, telephone number, email address and other contact information of the Contractors’ Agent as well as the scope of the Contractors’ Agent’s powers), to act for and on behalf of the Contractors pursuant to and in accordance with this Section 20. With regard to a Contractors’ Agent appointed by the Contractors pursuant to this Agreement, any such Contractors’ Agent can take such actions on Contractors’ behalf and to exercise such powers as are delegated to the Contractors’ Agent by the terms hereof or otherwise in writing from the Contractors, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 20 are solely for the benefit of the Contractors’ Agent and the Contractors, and the Distributor shall not have rights as a third party beneficiary of any of such provisions.

(b)          The person serving as the Contractors’ Agent hereunder shall have the same rights and powers in its capacity as Contractors’ Agent that the Contractors have and may exercise the same as though it were not the Contractors’ Agent and the term “Contractor” or “Contractors” shall, unless otherwise expressly indicated herein or unless the context otherwise requires, include the person serving as the Contractors’ Agent hereunder in its individual capacity. The Contractors’ Agent, in its capacity as agent for the Contractors, may take such actions as expressly provided in writing to the Contractors’ Agent and the Distributor by the Contractors.

(c)          The Contractors’ Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents. Without limiting the generality of the foregoing, the Contractors’ Agent:

(i)          shall not be subject to any fiduciary or other implied duties, regardless of whether a breach or violation of this Agreement and/or any other Transaction Document has occurred and is continuing; and

(ii)         shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Contractors’ Agent is required to exercise as directed in writing by either or both Contractors, if any; provided, however, that the Contractors’ Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Contractors’ Agent to liability or that is contrary to any Transaction Document or applicable law; provided, further, the Contractors’ Agent shall not be liable for any action taken or not taken by it (x) with the consent of or as the Contractors’ Agent shall believe in good faith shall be necessary under the circumstances or (y) in the absence of its own gross negligence or willful misconduct.

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(d)          The Contractors’ Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Contractors’ Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon.

(e)          The Contractors’ Agent may at any time give notice of its resignation to the Contractors and the Distributors.

21.         FUNDS FROM PURCHASE OF DISTRIBUTOR’S NET OPERATING LOSS CARRY FORWARD. The Distributor has applied to the State of New Jersey to receive a tax voucher from the State of New Jersey for approximately $810,000 representing the purchase price requested by the Distributor to be paid by a third party purchaser to purchase the Distributor’s net operating loss carry-forward for the year ending December 31, 2014. The Distributor agrees that it will immediately inform the Contractors in writing when such payment (or if it comes in installments, each time it receives installment payments) is received by the Distributor, and each such payment shall be forwarded and deposited in its entirety into the Contractors; Bank Account and upon receipt by the Contractors, the Contractors shall apply all such funds, at their sole option, to pay off any obligations owed to them and/or any of their respective Affiliates including, but not limited to, ____, under the Transaction Documents including, but not limited to, pursuant to any Notes, with any remaining funds to be provided to the Distributor.

22.         THE CONTRACTORS. Except if and to the extent otherwise provided in writing by a Contractor to the Distributor and the other Contractor, and notwithstanding anything to the contrary provided herein and/or in any other Transaction Document, the Distributor may rely on any advice, notice, request, document, letter, consent, statement, instructions, direction or other message delivered by either Contractor to the Distributor in writing of any kind and such will be binding on both Contractors, as the Contactors have agreed that each Contractor has the power with respect to this Agreement and the other Transaction Documents to make decisions for and on behalf of and bind the other Contractor; provided, however, neither Contractor shall be able to change the terms of any Note or any other securities in the name of the other Contractor or change the ownership thereof or change any other term of any other Transaction Document to make such term more favorable to such Contractor to the detriment of the other Contractor without the express written consent of such other Contractors.

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23.         CONFIDENTIALITY. The Parties acknowledge and agree that during the term of this Agreement the Contractors on the one hand and the Distributor on the other, may obtain information relating to each other’s business of a confidential and/or proprietary nature (“Confidential Information”). Such Confidential Information may include, but is not limited to, future product releases, names of vendors including, but not limited to Manufacturers, trade secrets, know-how, data, pricing, discount schedules, lists of customers, financial information and any sales and marketing plans. The Parties agree that each shall at all times, both during the term of this Agreement and at all times thereafter, keep and hold such Confidential Information in the strictest confidence, and shall not use such Confidential Information for any purpose, other than as may be reasonably necessary for the performance of their respective obligations as provided herein and in the other Transaction Documents without the other’s prior written consent. Information shall not be considered to be Confidential Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received from a third party without confidential limitations; (3) it has been independently developed by personnel or agents having no access to Confidential Information; or (4) it was known prior to its first receipt from the other Party. The Parties agree, however, that each may disclose Confidential Information to their respective representatives, agents, legal counsel and/or employees solely for the purposes of exercising their respective rights or performing their respective obligations under this Agreement and the other Transaction Documents. A disclosure of Confidential Information (i) in response to a valid order by a court, subpoena or other governmental and/or regulatory body, (ii) otherwise required by law, or (iii) necessary to establish and/or enforce a Party’s rights and remedies under this Agreement and/or any other Transaction Documents, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that a Party shall provide prompt written notice thereof to the other Parties to enable such other Parties to seek a protective order or otherwise prevent such disclosure.

[SIGNATURE PAGES TO FOLLOW]

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This Agreement has been executed in New York, New York on the day and year first above written.

DISTRIBUTOR:	CONTRACTORS:

INERGETICS, INC.	[____]

By:		By:
	Name: Michael James		Name:
	Title: Chief Executive Officer		Title:

Address:	Address:

Facsimile:	Facsimile:

Email:	Email:

[____]

By:
Name:
Title:

Address:

Facsimile:

Email:

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EXHIBIT A

PURCHASE ORDER PACKAGE CERTIFICATE

This Certificate is executed by ___________________________, who is the ______________________ of INERGETICS, INC., a Delaware corporation ("Distributor"), in connection with the Master Purchase Order Agreement dated as of September 1, 2015, (the "Agreement") by and among ____ and ____ (collectively, "Contractors")

This Certificate is being delivered by the Distributor to the Contractors pursuant to the Agreement to provide information to the Contractors to assist the Contractors in determining whether to, among other items, accept the assignment from the Distributor of a P.O. and provide the Distributor with certain funds, all as provided in, pursuant to and in accordance with the Agreement.

The undersigned certifies to Contractors that all of the information contained in this Certificate is true, complete and accurate in all respects and does not omit any information necessary to make the information contained herein in light of the circumstances upon which information is given true, complete and accurate in all respects; and this representation and warranty is made to the Contractors to induce Contractors to accept the assignment of a P.O. and to pay the Manufacturer’s Price for the Products and make advances in accordance with the Agreement in connection with such P.O.

All capitalized terms set forth herein and not otherwise defined herein, shall have the meanings set forth in the Agreement.

all requests by the Distributor to the Contractors for the Contractors to accept an assignment of a P.O. shall only be delivered to the Contractors on TUESDAYS AND Thursdays of each week; and any such requestS received following a Thursday will be TREATED by Contractors AS HAVING BEEN RECEIVED ON the next TUESDAY.

NO P.O. MAY BE SUBMITTED BASED UPON INDICATIONS OF INTEREST BY A CUSTOMER; ALL P.O.’s SUBMITTED TO THE CONTRACTORS FOR APPROVAL MUST BE ACTUAL AND TO THE BEST KNOWLEDGE OF THE DISTRIBUTOR, P.O.’s THAT THE CUSTOMER INTENDS TO HONOR AND BE BOUND BY.

THE DISTRIBUTOR IS REQUESTING THE CONTRACTORS PROVIDE TO THE DISTRIBUTOR THE FOLLOWING DOLLAR AMOUNT OF FUNDS RELATING TO THE P.O.:

(i)	Name of Customer set forth on the P.O. _______

(ii)	Date of P.O. _______

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(iii)	Distributor is requesting $_____ from Contractors

(iv)	The P.O. Price is $ _________

(v)	Such $ ________ represents _____ % of the P.O. Price

(vi)	Of such above requested amount, please send (x) $_____ directly to the Manufacturer named and in accordance with the information provided below, which $______, represents 50% of the Manufacturer’s Price for the Products set forth in the P.O. (y) the remaining 50% of the Manufacturer’s Price directly to the Manufacturer within five (5) business days of the Manufacturer’s Shipping Notice provided, such amount shall not be treated as being paid by the Contractors until the date the balance (or any lesser portion), of the Manufacturer’s Price is paid by the Contractors to the Manufacturer, and (z) the remaining funds to the Distributor in accordance with the information provided below, but subject to Section (viii) immediately below.

(vii)	As provided in the Agreement, the undersigned acknowledges, understands and agrees that (x) if the above requested amount of funds is provided by the Contractor to the Distributor, all of the funds sent directly to the Distributor by the Contractors shall only be used for the purposes set forth in Section 3(b)(i)(C) of the Agreement, and (y) in no event shall such requested amount exceed (A) 85% of the P.O. Price and/or (B) when aggregated with all other funds provided to the Distributor (directly and/or indirectly by way of direct payment by the Contractors to the Manufacturer or otherwise), outstanding under the Agreement and/or the other Transaction Documents including, but not limited to, the aggregate principal amount of Exchange Notes, exceed $1,000,000.

(viii)	Such requested amount will only be provided if, among other conditions, all of the required conditions set forth in the Agreement have occurred and no Event of Default has occurred (or with the passage of time would occur) and is continuing.

1.             Customer Information

(a)          Attached is a purchase order for Products (the “Purchase Order”) number: _______ ; dated: _______________, 201__; in the total amount of: $________; and from the following customer ("Customer"), and Distributor has received a bona fide indication of interest from the following Customer.

Name:
Address:
Person in charge:
Phone Number:
Facsimile:
Email:

2

(b)          Attached is a true and complete credit history, payment history and credit report of the Customer.

(c)          The Purchase Order is (check one):

______   Assignable to the Contractors by Distributor without Customer's consent; or

______	Not assignable without Customer's consent, but attached is the consent of the Customer to assignment to Contractor;

______	Not assignable, but the proceeds of the Purchase Order are assignable; or

2.          Product Information

(a)	Original (or a true, accurate and complete copy of) Purchase Order - attached.

(b)	Identification of "Product(s)":

                      ———————————————————-

                      ———————————————————-

                      ———————————————————-

(c)	Quantity of Product Ordered:

                      ———————————————————-

                      ———————————————————-

                      ———————————————————-

(d)	Specifications of Product:

                      ———————————————————-

                      ———————————————————-

                      ———————————————————-

3

3.	Price and Delivery Information

(a)	Aggregate Purchase Order Price: __________________

(b)	Price per Unit of Product: __________________

(c)	Delivery Date ("P.O. Delivery Date") __________________

(d)	Terms as to liability for shipping cost, insurance, "process and hold", risk of loss, etc.:

                      ———————————————————-

                      ———————————————————-

                      ———————————————————-

4.	Manufacturer’s Information

(b)	Name of the Manufacturer:

———————————————————-

———————————————————-

———————————————————-

(c)	Address of Manufacturer’s Facility where Manufacturing of Products will occur:

———————————————————-

———————————————————-

———————————————————-

(d)	Contact Person at Such Address:

(i)          Name: _____________________________

(ii)         Title: ______________________________

(iii)        Cell: _______________________________

(iv)        Landline: ___________________________

(v)         Email: ______________________________

(vi)        Facsimile: ___________________________

4

(e)	Contact Person at Such Address:

(i)          Name: _____________________________

(ii)         Title: ______________________________

(iii)        Cell: _______________________________

(iv)        Landline: ___________________________

(v)         Email: ______________________________

(vi)        Facsimile: ___________________________

(f)	Aggregate Manufacturer’s Price to be Paid:

U.S. $_________________

(g)	Due Date and the Amount of each Installment Payment for the Manufacturer’s Price is due:

(i)     $____________     on ______________; and

(ii)     $____________    on ______________;

(h)	How Manufacturer’s Price is to be Paid [CHECK ONE]:

(i)          ☐ Wire Transfer

(ii)         ☐ Check

(i)          Wiring Instructions of Manufacturer if Payment of Manufacturer’s Price is to be made by Wire:

———————————————————-

———————————————————-

———————————————————-

5

(j)        Attached hereto is a copy of the Manufacturer’s Pricing Quote for the Manufacturer’s Price for the Purchase Order

(k)       Date Manufacturer will start manufacturing Products:

________________________________

(l)        Date Manufacturer will have completed manufacturing:

________________________________

(m)      Estimated date Manufacturer will ship Products:

________________________________

(n)       Manufacturer will Ship Products to [CHECK ONE]:

(i)              ☐        The Distributor

(ii)             ☐        The Customer (if to Customer and the Customer’s address for delivery of Product is different than that provided in Section 1(a) of this Certificate, provide below Customer’s address for delivery of the Products:

———————————————————

———————————————————

———————————————————

5.	Production Information

(a)	Brief description of Production Processes and Requirements:

———————————————————-

———————————————————-

———————————————————-

(b)	Cost of Production:

(c)	Units of Product per day:

(d)	Duration of Production Run to Manufacture Products for the P.O. Order:

6

6.             Gross Margin

 Here is the computation of Projected Net Gross Margin before depreciation, including, without limitation,  Manufacturer’s Price (which includes all of cost of materials, packaging, shipping and Distributor's direct costs:

7.             Assignment of Purchase Order

 Attached is an Assignment of the Purchase Order, duly executed by authorized officers of Distributor.

8.           Distributor represents, warranties, agrees and covenants that, among the other representations, warranties, agreements and covenants set forth in the Agreement, the Security Agreement and/or any other Transaction Document, that none of the Products, work-in-process or inventory is subject to a Lien and/or other security interest of any person other than the Contractors and/or any of their respective Affiliates including, but not limited to, ____; and the Distributor shall inform the Contractors immediately of, and shall take any and all actions to prevent a Lien and/or security interest being placed on or against, any Products, work-in-process or inventory at any time as long as the Contractors are owed any funds related to such Products, work-in-process or inventory.

9.            Attached hereto is a fully executed, dated and binding Warranty/Release Waiver (as required pursuant to and defined in Section 3(b)(vii) of the Agreement), of the Customer.

Dated: ___________________, 2015

INERGETICS, INC.

By:
Name: Michael James
Title: Chief Executive Officer

7

EXHIBIT A (continued)

ACCEPTANCE OF PURCHASE ORDER CERTIFICATE

The foregoing Purchase Order Certificate, as prepared and delivered by Distributor, is hereby accepted and approved.

This Acceptance of Purchase Order Certificate is executed and dated by [CHECK ONE]

☐	The Duly Appointed Agent of the Contractors (the “Agent”)

Or

☐	One of the Contractors

A.           If the Agent is signing for and on behalf of the Assignors, the Agent must sign, complete and date the following:

___________________________________

Signature of Agent

___________________________________

Name of Agent (Print)

___________________________________

Social Security Number of Agent

Address of Agent:

___________________________________

___________________________________

B.	If one of the Assignors is signing for the Assignors, such Assignor must check the proper box below, execute, complete and date the following:

Assignor signing for the Assignors [CHECK ONE]

☐	____ (an Assignor)

Or

☐	____ (an Assignor)

By:		,
Name:
Title:

Dated:

___________, 201__

8

EXHIBIT A (continued)

ASSIGNMENT OF PURCHASE ORDER

FOR VALUE RECEIVED, INERGETICS, INC., a Delaware corporation ("Assignor") hereby assigns, transfers and delivers to ____, and ____ ("Assignees") all of Assignor's right, title and interest in, to and under that certain Purchase Order, identified as follows, for the purposes, and pursuant to the terms and conditions of that certain Master Purchase Order Purchase Agreement, dated as of September 1, 2015, between Assignor and Assignees:

Assignor's P.O. No.:_______________

Customer Name:_____________________

P.O. Date:_________________________

INERGETICS, INC.

By:
Name: Michael James
Title: Chief Executive Officer

9

EXHIBIT B

DISTRIBUTOR'S SPECIFICATIONS

The following are performance specifications, obligations, agreements and covenants (collectively the "Distributor’s Specifications") required of Distributor in connection with its obligations under the Purchase Order Assignment Agreement (the “Agreement”), to which this Exhibit B is attached. All capitalized terms used but not defined herein shall have the meaning set forth in this Agreement.

1. To deliver to each Customer a Purchase Order Acknowledgement on such form as Contractor may accept directing that payment of each P.O. Invoice be made to Contractor or the Contractors’ Bank (if any).

2. To cooperate with Contractor and the Manufacturer concerning the Manufacturing of Products pursuant to an Accepted P.O.

3. To notify Contractor immediately upon the receipt of Products at the Premises or delivery of the products to the Customer’s Premises. Upon such delivery to the Distributor’s Premises, to inspect the quality and quantity of Products and to notify Contractor of any deficiencies.

4. To permit Contractors access to the Distributor’s Premises during normal business hours for the purpose of inspecting, safeguarding, and otherwise observing and overseeing the storage of Products.

5. To take all actions necessary to ensure the proper manufacturing of Products and the shipment thereof to Customers in accordance with Accepted P.O.'s, including without limitation, processing, warehousing, shipping and insuring Products in accordance with the specifications set forth in the applicable Accepted P.O., and to deliver the same to the Customer on or before the P.O. Delivery Date.

6. To maintain and supply sufficient quantity and quality of equipment, Products, labor and facilities in order to perform each of its obligations described in this Exhibit "B".

7. To maintain all inventories of Products in such segregated locations upon the Premises as the Contractor may approve; to properly identify such Products as being the property of the Contractor and further identify the same by the P.O. and the Customer for which such Products relate; and to implement such commercially reasonable security procedures and devices as Contractor may require for the preservation and segregation of Products, including without limitation, the construction and maintenance of secured cages and storage rooms for such Products. To not ship or otherwise release any Products except with the prior written consent of the Contractors.

8. To ship all P.O. Inventory by such date, by such means, and under such terms as required pursuant to the applicable P.O. and to deliver the P.O. Inventory on or before the P.O. Delivery Date. Distributor shall further provide Contractors with written notice of each shipment of P.O. Inventory immediately following shipment thereof.

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9. To prepare and deliver to the Contractors each P.O. Invoice immediately following shipment of the P.O. Inventory.

10. To fully insure in the name of the Distributor and the Contractors all P.O. Inventory during shipment to Customers in amounts, with carriers and on terms and conditions acceptable to Contractor.

11. To direct all Customers to make payment with respect to a P.O. Invoice to the Contractors’ Bank Account and to take no actions and make no statements which direct (or have the effect of causing) any P.O. Customer to make any payment with respect to any P.O. Invoice to anyone other than to the Contractors’ Bank Account.

12. Except as provided in Section 13 below, to not accept any payment (including rebates, set-offs, and other Customer adjustments) with respect to any P.O. Invoice other than through the Contractors’ Bank Account.

13. To receive and hold in trust for the sole and exclusive benefit of Contractors all sums and instruments representing payment of any P.O. Invoice and all proceeds which for any reason come into the possession of Distributor, its agents, representatives or any other party acting on behalf of Distributor, and promptly to deliver or cause delivery of such sums to the Contractor.

14. To maintain in the name of Distributor and Contractors general comprehensive liability insurance, with extended coverage and coverage against theft and product liability and such other insurance and coverages as may be commercially reasonable with exclusions, with carriers, and on terms and conditions that may be acceptable to Contractors in their sole discretion.

15. To deliver to Contractors a list of unpaid accounts receivable relating to P.O. Invoices as of last day of the preceding calendar month, such list to be delivered by the 10th day of the next succeeding month and certified as complete and accurate by a duly authorized officer of Distributor.

16. To not pledge any of its assets or cause or permit any Lien or security interest to be taken in any of its assets and/or the All Collateral, except such Liens as are described on Schedule "I" of this Agreement or are otherwise approved in writing by Contractor.

17. To provide Contractors with written notice immediately upon (i) the filing or threat of filing of a bankruptcy petition by or against Distributor, (ii) the initiation of foreclosure proceedings or other similar action against Distributor or any of its assets, (iii) a request or demand made upon Distributor to make, or for any reason Distributor makes, an assignment for the benefit of its creditors, or (iv) Distributor becomes unable to pay its bills in the ordinary course of business as they become due.

18. To immediately notify Contractors of any pending or threatened litigation, administrative proceeding, arbitration, or governmental investigation concerning or relating to Distributor or any goods, services or assets that are the subject of an Accepted P.O. or are pledged as Collateral pursuant to the Security Agreement.

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EXHIBIT D

RE-ASSIGNMENT AND RELEASE OF PURCHASE ORDER

UPON AND SUBJECT TO PAYMENT OF the sum of $_____ on or before _________, 201_ ("Payment Date"), [____] and [____], ("Assignors") hereby assigns, transfers and delivers to INERGETICS, INC. ("Assignee") all of Assignors’ right, title and interest in, to and under that certain Purchase Order identified below, and hereby releases any claims in or with respect to such Purchase Order. The applicable Purchase Order is:

P.O. Invoice No.:
Customer Name:
P.O. Invoice Date:

This Assignment shall become effective immediately upon receipt of immediately available funds in the amount described above.

This Re-Assignment and Release of Purchase Order is executed and dated by [CHECK ONE]

☐	The Duly Appointed Agent of the Assignors (the “Agent”)

Or

☐	One of the Contractors

A.           If the Agent is signing for and on behalf of the Assignors, on behalf of the Assignors, the Agent must sign, complete and date the following:

___________________________________

Signature of Agent

___________________________________

Name of Agent (Print)

___________________________________

Social Security Number of Agent

Address of Agent:

___________________________________

___________________________________

12

B.	If one of the Assignors is signing such Assignor must check the proper box below, execute, complete and date the following:

Assignor signing for the Assignors [CHECK ONE]

☐	____ (an Assignor)

Or

☐	____ (an Assignor)

By:
Name:
Title:

Dated:

___________, 201__

13

ACCEPTANCE

INERGETICS, INC., a Delaware corporation ("Assignee"), hereby accepts the foregoing re-assignment of Purchase Order, and covenants and agrees to fully perform all obligations with respect thereto and hereby releases and holds harmless ____, ____, any and all Contractors’ Agents and each of the above named person’s respective employees, successors, Affiliates, equity holders, debtholders, attorneys, representatives, advisors, members, managers, officers and directors and all other related persons from any responsibility for the performance of any such obligations whether required before, on or after the date of this Acceptance.

INERGETICS, INC.

By:		,
Name:
Title:

Dated: _________________

14

ADDENDUM I

In this Agreement:

(a)      The "Contractors’ Bank" is:

(b)      The "Contractors’ Bank Account" is maintained at the Contractors’ Bank; ACCOUNT NO. ______________ at               the Contractors’ Bank.

A

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